As filed with the Securities and Exchange Commission on June 17, 2005

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 14, 2005


                      METROMEDIA INTERNATIONAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)

              Delaware                     1-5706                 58-0971455
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 (State or other jurisdiction of   (Commission File Number)    (IRS Employer
         incorporation)                                      Identification No.)

          8000 Tower Point Drive, Charlotte, NC                       28227
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         (Address of principal executive offices)                  (Zip Code)

         Registrant's telephone number, including area code:      (704) 321-7380
                                                                  --------------

          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.        Entry into a Material Definitive Agreement.

First Supplemental Indenture
----------------------------

         On June 14, 2005, Metromedia International Group, Inc. (the "Company") entered into the First Supplemental Indenture (the "Supplemental Indenture") with U.S. Bank National Association (f/k/a U.S. Bank Trust National Association), a national banking association, as trustee (the "Trustee"), which amended and supplemented the Indenture, dated as of September 30, 1999, between the Company and the Trustee, governing the Company's 10 1/2% Senior Notes Due 2007 (the "Senior Notes"). The net effect of the Supplemental Indenture is as follows:

     o The Company has been granted an extension to July 15, 2005 to file with the United States Securities and Exchange Commission ("SEC") and to furnish the Trustee and the holders of the Senior Notes with its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 ("Current Annual Report"), and to deliver to the Trustee an officers' certificate and a written statement of the Company's independent public accountants required to accompany the Current Annual Report (the "CPA Statement").

         As previously announced by the Company, the Company was not able to file the Current Annual Report with the SEC, deliver the Current Annual Report to the Trustee and the holders of the Senior Notes and deliver an officers' certificate and the CPA Statement to the Trustee by June 3, 2005 in order to avoid an Event of Default on the Senior Notes. As a result of the execution of the Supplemental Indenture there no longer exists any event of default on the Senior Notes in respect of the Company's failure to take the actions described in the preceding sentence. The Company's failure to comply with the terms of the Supplemental Indenture and file the Current Annual Report with the SEC, deliver the Current Annual Report to the Trustee and the holders of the Senior Notes and deliver an officers' certificate and the CPA Statement to the Trustee by July 15, 2005 will result in the occurrence of the event of default described in the first sentence of this paragraph. If such an event of default were to occur, the trustee or holders of at least 25% of the aggregate principal amount of the Senior Notes outstanding can declare all Senior Notes to be due and payable immediately. If this were to happen, the Company would not have sufficient corporate cash available to meet this obligation.

         The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

         The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference.

Peterstar Share Purchase Agreement Amendment
--------------------------------------------

            On June 14, 2005, the Company entered into a Letter Agreement (the "Letter Agreement") with First National Holding S.A., a societe anonyme organized under the laws of Luxembourg ("FNH"), Emergent Telecom Ventures S.A., a societe anonyme organized under the laws of Switzerland ("ETV"), and Pisces Investment Limited, a company organized under the Companies Law of Cyprus and wholly-owned subsidiary of FNH and ETV ("Pisces," and together with FNH and ETV, the "Buyers"), pursuant to which the Company and the Buyers agreed to amend certain provisions of that certain Share Purchase Agreement, dated as of February 17, 2005 (the "Purchase Agreement"), by and among the Company and the Buyers.

            Pursuant to the Letter Agreement, certain notification and consent rights of the Buyers set forth in the Purchase Agreement have been amended to extend the time from two business days to four business days for the Buyers' to respond to a request from the Company for the Buyers' consent to take certain action(s) restricted by the interim operating covenants of the Company in the Purchase Agreement.

            In addition, the Letter Agreement also amended certain termination provisions of the Purchase Agreement as follows:

     o The right of the Buyers under the Purchase Agreement to terminate the Purchase Agreement on September 30, 2005 if the closing of the transaction has not occurred by such date has been amended so that the Buyers now have the right to terminate the Purchase Agreement if the closing of the transaction has not occurred on or before December 31, 2005; provided, however, that, notwithstanding the foregoing, the right of the Buyers to terminate the Purchase Agreement shall not be available (x) if any Buyer's willful failure to fulfill any covenants or agreement under the Purchase Agreement has been a principal cause of, or resulted in, the failure to consummate the transactions contemplated by the Purchase Agreement by such date or (y) until sixty
          (60) days after the date of the Company's stockholders meeting to vote on the transactions contemplated by the Purchase Agreement, if such meeting is held less than sixty (60) days prior to December 31, 2005; provided, further, that if the Company notifies the Buyers in writing that it is ready, willing and able to mail the proxy statement to the stockholders of the Company in respect of a stockholders meeting that will occur after December 31, 2005, then the Buyers, acting jointly, shall respond by delivering a written letter agreement (the "Extension Response Agreement") to the Company within four business days after receiving such written notice from the Company whereby the Buyers will either (i) terminate the Purchase Agreement or, if such Extension Response Agreement is delivered prior to December 31, 2005, irrevocably commit to terminate the Purchase Agreement immediately following December 31, 2005, or (ii) waive the aforementioned rights, subject to the conditions that (A) the proxy statement is mailed to the Company's stockholders within ten (10) days following the delivery of the Extension Response Agreement and (B) the Company stockholders' meeting is held on or before sixty (60) days following the date on which such proxy statement is mailed to the Company's stockholders. The Company and the Buyers further agreed that if either of the conditions in clauses (A) and (B) of the second proviso in the preceding sentence are not satisfied, then the Buyers, acting jointly, may terminate the Purchase Agreement. The Company is obligated to pay the Buyers a $2.5 million fee in the event the Purchase Agreement is terminated by the Buyers in accordance with the foregoing.


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     o    The right of the Company under the Purchase Agreement to terminate the agreement on September 30, 2005 if the closing of the transaction has not occurred by such date has been amended so that the Company now has the right to terminate the Purchase Agreement if the closing of the transaction has not occurred on or before March 31, 2006; provided, however, that, notwithstanding the foregoing, the right of the Company to terminate the Purchase Agreement shall not be available (x) if the Company's willful failure to fulfill any covenants or agreement under the Purchase Agreement has been a principal cause of, or resulted in, the failure to consummate the transactions contemplated by the Purchase Agreement by such date or (y) until sixty (60) days after the date of the Company's stockholder meeting to vote on the transactions contemplated by the Purchase Agreement, if such meeting is held less than sixty (60) days prior to March 31, 2006. The Company is obligated to pay the Buyers a $5.0 million fee in the event the Purchase Agreement is terminated by the Company in accordance with the foregoing.

            The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

            The press release announcing this matter is attached as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It:
--------------------------------------------

         The Company intends to file with the SEC a proxy statement and other relevant documents in connection with the proposed sale of the Company's interest in Peterstar to the Buyers. Investors and security holders of the Company are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about the Company, the Buyers and the proposed sale. Investors and security holders of the Company may obtain free copies of the proxy statement and other relevant documents filed with the SEC (when they become available) at the SEC's website at www.sec.gov, and at the Company's website at www.metromedia-group.com. In addition, investors and security holders of the Company may obtain free copies of the proxy statement (when it becomes available) by writing to 8000 Tower Point Drive, Charlotte, NC 28227, Attention: Investor Relations, or by emailing to investorrelations@mmgroup.com.

         The Company and its directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in respect of the proposed sale. A description of the interests in the Company of its directors and executive officers is set forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on May 26, 2004 and in the Company's proxy statement for its 2003 annual meeting of stockholders filed with the SEC on October 20, 2003. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed sale, and a description of their direct and indirect interests in the proposed sale, will be set forth in the proxy statement when it is filed with the SEC.


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Item 9.01         Financial Statements and Exhibits.

(c) Exhibits:

    4.1 First Supplemental Indenture, dated June 14, 2005, by and between Metromedia International Group, Inc. and U.S. Bank National Association (f/k/a U.S. Bank Trust National Association), a national banking association, as trustee.

   10.1 Letter Agreement, dated as of June 14, 2005, by and among Metromedia International Group, Inc., First National Holding S.A., Emergent Telecom Ventures S.A. and Pisces Investment Limited.

   99.1 Press Release of Metromedia International Group, Inc., dated June 17, 2005.


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                                    SIGNATURE
                                    ---------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          METROMEDIA INTERNATIONAL GROUP, INC.


                          By:  /S/ HAROLD F. PYLE, III
                               ------------------------------------------------
                                Name: Harold F. Pyle, III
                                Title: Executive Vice President Finance, Chief Financial Officer and Treasurer

Date: June 17, 2005
Charlotte, NC